UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Sheridan Avenue, Suite 400		94306
Palo Alto, CA
(Address of principal executive offices)		(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VINC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Result of Operations and Financial Condition

The information set forth under Item 4.02 is incorporated into this Item 2.02 by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Staff of the U.S. Securities and Exchange Commission (the “SEC”) issued the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). The Staff Statement clarified guidance for all SPAC-related companies regarding the accounting and reporting for their warrants that could result in the warrants issued by SPACs being classified as a liability measured at fair value, with non-cash fair value adjustments recorded in the statement of operations for each reporting period.

Vincerx Pharma, Inc. (the “Company”) previously classified its private warrants and public warrants (collectively, the “warrants”) as equity, consistent with market practice among SPACs, including the Company’s predecessor, LifeSci Acquisition Corp. (“LSAC”), prior to the business combination with VNRX Corp. (f/k/a Vincera Pharma, Inc.). The Company reviewed and discussed the accounting treatment of its warrants and the related offering costs with WithumSmith+Brown, PC (“Withum”), its independent registered public accounting firm, its financial advisors and the audit committee of its board of directors and evaluated the applicability and potential impact of the Staff Statement on the Company’s consolidated financial statements.

Following this review and evaluation, and after consulting with management, the Company’s board of directors, upon the recommendation of the audit committee, concluded that, in light of the Staff Statement, (i) certain of the Company’s private warrants should be accounted for as liabilities measured at fair value, with non-cash fair value adjustments recorded in the operating statement for each reporting period, (ii) the related warrant offering costs should now be expensed and (iii) the Company’s audited consolidated financial statements for the year ended December 31, 2020 (the “Affected Period”) should no longer be relied upon and should be restated due to the reclassification of these private warrants required for alignment with the Staff Statement. Further, any previously furnished or filed reports, earnings releases, guidance, investor presentations or similar communications regarding the restatement information for the Affected Period should also no longer be relied upon.

Accordingly, the Company is filing an Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 22, 2021 to restate its consolidated financial statements for the year ended December 31, 2020 to reflect the reclassification of these private warrants for the Affected Period. This restatement will result in non-cash, non-operating financial statement corrections for the Affected Period and will have no impact on the Company’s cash position, operating expenses or cash flows or its ongoing operations or future plans.

The audit committee and management have discussed the matters disclosed in this Item 4.02(a) with Withum, the Company’s independent registered public accounting firm.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2021 Annual Meeting of Stockholders on May 13, 2021 (the “Annual Meeting”). The following actions were taken at the Annual Meeting:

1.	The following director nominees were elected to serve as a director until the Company’s 2024 annual meeting of stockholders or until their successors are duly elected and qualified.

	For	Against	Broker Non-Votes
Dr. Raquel E. Izumi	10,180,264	525	1,092,997
Laura I. Bushnell	10,180,774	15	1,092,997
Dr. Ruth E. Stevens	10,180,774	15	1,092,997

2.	The Company’s 2021 Employee Stock Purchase Plan was approved.

For	Against	Abstain	Broker Non-Votes
10,160,518	19,596	675	1,092,997

3.	The appointment of Withum as independent registered public accounting firm for the year ending December 31, 2021 was ratified.

For	Against	Abstain
11,250,083	23,699	4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2021

Vincerx Pharma, Inc.

By:	/s/ Raquel E. Izumi
Raquel E. Izumi
President and Chief Operations Officer